Exhibit 10.1

RELM WIRELESS CORPORATION

Form of Stock Option Agreement

for 1997 Stock Option Plan

This Stock Option Agreement (this "Agreement"), dated as of ______ ___, 200__ (the "Grant Date"), is made between RELM Wireless Corporation, a Nevada corporation (the "Company"), and ___________ (the "Optionee").  All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Stock Option Plan (as defined below).

RECITALS

A.

In accordance with the terms of the Company’s 1997 Stock Option Plan, as amended (the “Stock Option Plan”), the Committee has granted to the Optionee an Option as specified below, subject to the terms and conditions of the Stock Option Plan and this Agreement; and

B.

The Optionee desires to accept the grant of the Options, subject to the terms and conditions of the Plan and this Agreement.

Agreement

1.

Grant of Option.  Subject to the terms and conditions provided in this Agreement and in the Plan, the Company, as of the Grant Date, hereby grants to the Optionee an Option to purchase up to _________ (______) shares of common stock of the Company (the "Shares").  The Optionee shall be permitted to purchase the vested portion (as determined in accordance with Section 4 below) of the Optionee's Shares at any time after the Grant Date.  The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code.  If any provision of the Stock Option Plan or this Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Stock Option Plan or the Option.  If and to the extent that the Option exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which this Option may qualify as an Incentive Stock Option, this Option shall be a Non-Qualified Stock Option under Section 83 of the Code to the extent so required.

2.

Exercise Price.  The exercise  price for the Shares (the "Exercise Price") shall be $_____ per Share, which has been determined to be the fair market value of one Share as of the Grant Date.  The method of payment of the Exercise Price and of any applicable withholding or employment taxes shall consist of:

(a)

cash;

(b)

certified or official bank check;

(c)

money order;

(d)

shares of the Company’s common stock that have been held by the Optionee for at least six (6)  months (or held such other period of time the Committee determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense);

(e)

the withholding of Shares issuable upon exercise of the Option;

(f)

pursuant to broker-assisted “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes;

(g) a promissory note;

(h) a personal check; or

(i) any combination of the above.

3.

Term of Option.  Except as provided below, this Option shall expire, at the very latest, on ___________, 20__.  However, in the event the employment of the Optionee by the Company shall terminate (for a reason other than disability or death) prior to ____________, 20___, whether voluntarily or involuntarily, the Option shall expire as of the earlier of _____________, 20__ or sixty (60) days after the Optionee's effective date of termination.  In the event the Optionee's termination of employment is due to the Optionee's disability, as defined in the Plan, the Option shall expire as of the earlier of ______, 20___ or one hundred eighty (180) days after the Optionee's termination of employment due to disability.  Finally, in the event the Optionee shall die prior to the exercise of the Option, such Option shall expire as of the earliest of ___________, _____ or one hundred eighty (180) days after the Optionee's death.

4.

Vesting.  The Optionee may exercise the Option only to the extent that the Option shall have become vested at the time of exercise.  Subject to the Employee's being employed by the Company on such date, the Option shall become vested in accordance with the table set forth below.

Vesting Date

ISO Shares

Non-ISO Shares

_______, 20__

_______

_____

_______, 20__

_______

_____

_______, 20__

_______

_____

____________

_______

_____

In addition to the foregoing, and subject to the Employee's being employed by the Company on such date, as of the date immediately prior to a consummation of the sale of all or substantially all of the Company's assets or a merger of the Company in which a majority in interest of the Company's then outstanding securities shall have been transferred to or issued to the other party thereto or the stockholders of such other party (a "Change of Control Event"), the vesting schedule set forth above shall be accelerated so that all of the remaining Option which has not then otherwise become vested shall become vested as of the date of such Change of Control Event.

5.

Options Non-Transferable.  The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the Optionee's last will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime, only by the Optionee or the Beneficiary thereof.

6.

Right to Terminate Employment.  Nothing in the Stock Option Plan or this Agreement, or in any agreement entered into pursuant to the Stock Option Plan, shall confer upon the Optionee the right to continue in the employ or service of the Company or effect any right which the Company may have to terminate the employment or service of the Optionee regardless of the effect of such termination of employment or service on the rights of the Optionee under the Stock Option Plan or this Agreement.

7.

Restrictions on Certain Shares.  The Shares issued to the Optionee pursuant to the Stock Option Plan shall be subject to any and all federal and state securities laws, rules and regulations generally applicable to the common stock of the Company, including without limitation, any restrictions on the sale or other transfer of the Shares.  Any certificate representing such Shares shall contain a restrictive legend evidencing the existence of any such restrictions.

8.

Notification of Disposition. The Optionee hereby agrees to give prompt written notice to the Company of any disposition or other transfer of any of the Shares acquired pursuant to the exercise of the Option under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date of the Option or (b) within one (1) year after the Optionee acquired the Shares by exercising the Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

9.

Copy of Stock Option Plan.  The Optionee acknowledges the receipt of a copy of the Stock Option Plan, and agrees to be bound by the terms of the Stock Option Plan, the terms and conditions of which are incorporated herein by reference.

COMPANY:

OPTIONEE:

RELM WIRELESS CORPORATION

By:____________________________

_________________________

Name:

Title: